NEWS

Yum! Brands Reports Fourth-Quarter and Full-Year Results
Industry Record Full-Year 4,754 Gross Unit Openings Translating to 6% Unit Growth
Full-Year System Sales Grew 10% with 22% Digital Sales Growth

Louisville, KY (February 7, 2024) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the fourth quarter and year ended December 31, 2023. Fourth-quarter worldwide system sales, excluding foreign currency translation, grew 5%, with 6% unit growth and 1% same-store sales growth. Full-year worldwide system sales, excluding foreign currency translation, grew 10%, with 6% unit growth and 6% same-store sales growth. Full-year GAAP Operating Profit growth was 6%. Full-year Core Operating Profit growth was 12%. Fourth-quarter GAAP EPS was $1.62 and EPS excluding Special Items was $1.26. Full-year GAAP EPS was $5.59 and EPS excluding Special Items was $5.17, an increase of 14%.

DAVID GIBBS & CHRIS TURNER COMMENTS
David Gibbs, CEO, said “2023 was another remarkable year for Yum! Brands as we crossed the $60 billion system sales threshold and exceeded all aspects of our long-term growth algorithm. We achieved 10% system sales growth with broad-based strength across the globe and another record year for development, opening over 4,700 new stores. We also made massive strides in scaling our proprietary digital and AI-driven ecosystem in partnership with our franchisees. Looking to 2024, this will be a year of major milestones as we cross 30,000 restaurants at KFC, 20,000 at Pizza Hut and well over 60,000 globally for Yum!."

Chris Turner, CFO, said “Last year proved to be another great example of Yum!’s unique blend of growth and resilience. We delivered 6% unit growth, 10% system sales growth, and 12% Core Operating profit growth. Simply put, there is no other retail business that is growing across 110 different countries and opening the equivalent of a new store roughly every two hours. We are excited about our plans to further scale our incredible technology capabilities and loyalty programs while maintaining focus on cost control. I'm confident 2024 will represent another strong year of global growth and expect to deliver our long-term growth algorithm for the year.”

SUMMARY FINANCIAL TABLE

	Fourth-Quarter			Full-Year
	2023	2022	% Change	2023	2022	% Change
GAAP EPS	$1.62	$1.29	+26	$5.59	$4.57	+23
Special Items EPS[1]	$0.36	$(0.03)	NM	$0.42	$0.04	NM
EPS Excluding Special Items	$1.26	$1.32	(5)	$5.17	$4.53	+14

1 See reconciliation of Non-GAAP Measurements to GAAP Results in our Consolidated Summary of Results for further detail of Special Items.

All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results in our Consolidated Summary of Results for further details.

Digital system sales includes all transactions where consumers at system restaurants utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8300 • investors.yum.com

FOURTH-QUARTER HIGHLIGHTS
•Worldwide system sales grew 5% excluding foreign currency translation, with KFC at 7%, Taco Bell at 6%, and Pizza Hut at 1%.
•We opened 1,853 gross units during the fourth quarter.
•Restaurant level margins were 17.4%, up 180 basis points year-over-year.
•Ex-special EPS was $1.26, lower year-over-year driven by a $0.23 headwind from fluctuations in our quarterly tax rate that resulted in our quarterly effective rate being above our guided range in 2023 and below our guided range in 2022.

% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+7	+2	+8	+6	+7
Taco Bell Division	+6	+3	+4	+16	+16
Pizza Hut Division	+1	(2)	+4	(1)	(2)
Worldwide	+5	+1	+6	+5	+8

FULL-YEAR HIGHLIGHTS
•Worldwide system sales grew 10% excluding foreign currency translation, with KFC at 12%, Taco Bell at 9%, and Pizza Hut at 5%.
•We opened a record 4,754 gross units during the year.
•Digital sales increased 22% year-over-year, with digital mix exceeding 45%.
•Restaurant level margins were 17.2%, up 140 basis points year-over-year.
•Foreign currency translation unfavorably impacted divisional operating profit by $49 million.

% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+12	+7	+8	+9	+12
Taco Bell Division	+9	+5	+4	+11	+11
Pizza Hut Division	+5	+2	+4	+1	+3
Worldwide	+10	+6	+6	+6	+12

1See reconciliation of Non-GAAP Measurements to GAAP Results in our Consolidated Summary of Results for further detail of Core Operating Profit.

KFC DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2023	2022	Reported	Ex F/X	2023	2022	Reported	Ex F/X
Restaurants	29,900	27,760	+8	NA	29,900	27,760	+8	NA
System Sales ($MM)	8,888	8,307	+7	+7	33,863	31,116	+9	+12
Same-Store Sales Growth (%)	+2	+5	NM	NM	+7	+4	NM	NM
Franchise & Property Revenues ($MM)	444	450	(1)	(2)	1,698	1,645	+3	+6
Operating Profit ($MM)	329	310	+6	+7	1,304	1,198	+9	+12
Operating Margin (%)	43.3	39.0	4.3	4.6	46.1	42.3	3.8	4.2

	Fourth-Quarter (% Change)		Full-Year (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+9	Even	+14	+2
Same-Store Sales Growth	+2	Even	+8	+2

•KFC Division opened 1,067 gross new restaurants during the quarter.
◦For the year, KFC Division opened 2,716 gross new restaurants in 97 countries.
•Foreign currency translation unfavorably impacted operating profit by $1 million for the quarter and $41 million for the year.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Fourth-Quarter (% Change)	Full-Year (% Change)
China	27%	+18	+20
United States	15%	Even	+2
Europe (excluding United Kingdom)	11%	+9	+17
Asia	10%	(2)	+8
Australia	7%	+6	+9
Latin America	7%	+16	+17
United Kingdom	6%	+2	+6
Middle East / Turkey / North Africa	6%	(5)	+21
Africa	5%	+13	+15
Thailand	2%	+13	+13
Canada	2%	+6	+7
India	2%	+14	+19

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2023.

TACO BELL DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2023	2022	Reported	Ex F/X	2023	2022	Reported	Ex F/X
Restaurants	8,564	8,218	+4	NA	8,564	8,218	+4	NA
System Sales ($MM)	4,887	4,619	+6	+6	15,915	14,653	+9	+9
Same-Store Sales Growth (%)	+3	+11	NM	NM	+5	+8	NM	NM
Franchise & Property Revenues ($MM)	281	263	+7	+6	918	837	+10	+10
Operating Profit ($MM)	286	246	+16	+16	944	850	+11	+11
Operating Margin (%)	34.9	32.1	2.8	2.8	35.8	34.9	0.9	0.9

•Taco Bell Division opened 201 gross new restaurants during the quarter.
◦For the year, Taco Bell Division opened 417 gross new restaurants in 25 countries.
•Taco Bell U.S. system sales grew 6% and Taco Bell International system sales grew 7% for the quarter.
◦For the year, Taco Bell U.S. system sales grew 8% and Taco Bell International system sales grew 16%.
•Taco Bell U.S. same-store sales grew 3% and Taco Bell International same-store sales declined 2% for the quarter.
◦For the year, Taco Bell U.S. same-store sales grew 6% and Taco Bell International same-store sales grew 1%.
•Company-owned restaurant margins were approximately 23% for the quarter, flat year-over-year.
◦For the year, company-owned restaurant margins were approximately 24%, flat year-over-year.

PIZZA HUT DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2023	2022	Reported	Ex F/X	2023	2022	Reported	Ex F/X
Restaurants	19,866	19,034	+4	NA	19,866	19,034	+4	NA
System Sales ($MM)	3,535	3,508	+1	+1	13,315	12,853	+4	+5
Same-Store Sales Growth (%)	(2)	+1	NM	NM	+2	Even	NM	NM
Franchise & Property Revenues ($MM)	168	169	Even	(1)	622	607	+3	+4
Operating Profit ($MM)	99	100	(1)	(2)	391	387	+1	+3
Operating Margin (%)	35.0	34.5	0.5	0.4	38.3	38.5	(0.2)	0.3

	Fourth-Quarter (% Change)		Full-Year (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+4	(3)	+8	+2
Same-Store Sales Growth	Even	(4)	+3	+1

•Pizza Hut Division opened 575 gross new restaurants during the quarter.
◦For the year, Pizza Hut Division opened 1,586 gross new restaurants in 73 countries.
•Foreign currency translation favorably impacted operating profit by $1 million for the quarter and unfavorably impacted operating profit $8 million for the year.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Fourth-Quarter (% Change)	Full-Year (% Change)
United States	41%	(3)	+2
China	18%	+25	+22
Asia	13%	(4)	+1
Europe	12%	(3)	Even
Latin America	6%	(2)	+2
Middle East / Africa	5%	(3)	+11
Canada	3%	+8	+8
India	2%	(1)	+6

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets. Note that during the first quarter of 2023 Pizza Hut Division realigned their international market structure.
2Reflects Full Year 2023.

THE HABIT BURGER GRILL DIVISION

•The Habit Burger Grill Division grew system sales 2% for the quarter and 6% for the year.
•The Habit Burger Grill Division same-store sales declined 5% for the quarter and 3% for the year.
•The Habit Burger Grill Division opened 10 gross new restaurants during the quarter.
◦For the year, The Habit Burger Grill Division opened 35 gross new restaurants.

OTHER ITEMS
•During the quarter the Company paid off a $325 million debt maturity with no further significant debt maturities in 2024 or 2025. Our net leverage ratio ended the quarter at 4.2x.
•On December 6th, the Company announced the acquisition of 218 KFC restaurants in the U.K. and Ireland. The transaction will be funded from the Company’s cash on hand and is expected to have an immaterial impact on the Company’s 2024 EPS. We expect the transaction to close in the second quarter.
•In January 2024 the Company's Board of Directors approved a $0.67 quarterly dividend, an increase of 11%.
•See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Special Items by financial statement line item including the impact of Special Items on General and administrative expenses.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the 2023 Form 10-K.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time Wednesday, February 7, 2024. The number is 833/470-1428 in the U.S., 833/950-0062 in Canada and 1-929-526-1599 for international callers, conference ID 491669.

The call will be available for playback beginning at 10:00 a.m. Eastern Time February 7, 2024 through February 14, 2024. To access the playback, dial 866/813-9403 in the U.S., 226/828-7578 in Canada, 0204/525-0658 for U.K. (local), and +1/929-458-6194 internationally, conference ID 928786.

The webcast and the playback can be accessed via the website by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q4 2023 Earnings Conference Call.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.

FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food- or beverage-borne illness concerns; adverse impacts of deterioration in public health conditions associated with COVID-19, or the occurrence of other catastrophic or unforeseen events; the success of our concepts’ franchisees; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments or other strategic transactions, or our portfolio business model; our significant exposure to the Chinese market; our global operations and related exposure to geopolitical instability; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy and data protection legal requirements; our ability to successfully implement technology initiatives; our increasing dependence on digital commerce platforms; the impact of social media; our ability to protect our trademarks or other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel, labor shortages and increased labor costs, including as a result of state and local legislation related to wages and working conditions, such as AB1228 in California; changes in food prices and other operating costs; our corporate reputation, the value and perception of our brands and changes in consumer preferences and wellness trends; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of climate change; pending or future litigation and legal claims or proceedings; changes in, or noncompliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and elevated interest rates; competition within the retail food industry; risks relating to our level of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of over 58,000 restaurants in more than 155 countries and territories under the company’s concepts – KFC, Taco Bell, Pizza Hut and the Habit Burger Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-style food, and pizza categories, respectively. The Habit Burger Grill is a fast casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2024, Yum! was named to the Dow Jones Sustainability Index North America for the eighth consecutive year, and the company was recognized among TIME Magazine’s list of Best Companies for Future Leaders and Newsweek’s list of America’s Most Responsible Companies. Yum! also received widespread recognition in 2023, including being listed on the Bloomberg Gender-Equality Index; Forbes’ list of America’s Best Employers for Diversity; and Newsweek’s list of America’s Greenest Companies. In addition, KFC, Taco Bell and Pizza Hut brands were ranked in the top five of Entrepreneur’s Top Global Franchises Ranking for 2023.

Analysts are invited to contact:
Matt Morris, Head of Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Vice President, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/23	12/31/22		12/31/23	12/31/22
Revenues
Company sales	$647	$624	4	$2,142	$2,072	3
Franchise and property revenues	896	885	1	3,247	3,096	5
Franchise contributions for advertising and other services	493	510	(3)	1,687	1,674	1
Total revenues	2,036	2,019	1	7,076	6,842	3

Costs and Expenses, Net
Company restaurant expenses	535	526	(2)	1,774	1,745	(2)
General and administrative expenses	353	372	5	1,193	1,140	(5)
Franchise and property expenses	28	34	12	123	123	(1)
Franchise advertising and other services expense	500	514	3	1,683	1,667	(1)
Refranchising (gain) loss	11	(12)	NM	(29)	(27)	NM
Other (income) expense	—	7	NM	14	7	NM
Total costs and expenses, net	1,427	1,441	1	4,758	4,655	(2)

Operating Profit	609	578	5	2,318	2,187	6
Investment (income) expense, net	14	8	NM	(7)	(11)	NM
Other pension (income) expense	(1)	6	NM	(6)	9	NM
Interest expense, net	132	137	4	513	527	3
Income before income taxes	464	427	8	1,818	1,662	9
Income tax provision	1	56	100	221	337	35
Net income	$463	$371	25	$1,597	$1,325	21

Basic EPS
EPS	$1.65	$1.31	26	$5.68	$4.63	23
Average shares outstanding	281	283	—	281	286	2

Diluted EPS
EPS	$1.62	$1.29	26	$5.59	$4.57	23
Average shares outstanding	285	287	1	285	290	2

Dividends declared per common share	$0.605	$0.57		$2.42	$2.28

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/23	12/31/22		12/31/23	12/31/22

Company sales	$142	$138	3	$484	$491	(2)
Franchise and property revenues	444	450	(1)	1,698	1,645	3
Franchise contributions for advertising and other services	175	205	(14)	648	698	(7)
Total revenues	761	793	(4)	2,830	2,834	—

Company restaurant expenses	122	119	(2)	417	426	2
General and administrative expenses	118	121	3	383	390	2
Franchise and property expenses	15	16	2	72	69	(5)
Franchise advertising and other services expenses	178	204	13	648	684	5
Other (income) expense	(1)	23	NM	6	67	NM
Total costs and expenses, net	432	483	11	1,526	1,636	7
Operating Profit	$329	$310	6	$1,304	$1,198	9

Company restaurant margin %[1]	14.0%	13.4%	0.6 ppts.	13.7%	13.2%	0.5 ppts.

Operating margin	43.3%	39.0%	4.3 ppts.	46.1%	42.3%	3.8 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/23	12/31/22		12/31/23	12/31/22

Company sales	$331	$311	6	$1,069	$1,002	7
Franchise and property revenues	281	263	7	918	837	10
Franchise contributions for advertising and other services	207	192	8	654	598	9
Total revenues	819	766	7	2,641	2,437	8

Company restaurant expenses	256	241	(6)	817	766	(7)
General and administrative expenses	63	75	15	204	191	(7)
Franchise and property expenses	11	11	7	32	33	4
Franchise advertising and other services expenses	205	193	(6)	644	599	(7)
Other (income) expense	(2)	—	NM	—	(2)	NM
Total costs and expenses, net	533	520	(2)	1,697	1,587	(7)
Operating Profit	$286	$246	16	$944	$850	11

Company restaurant margin %[1]	23.1%	22.9%	0.2 ppts.	23.7%	23.6%	0.1 ppts.

Operating margin	34.9%	32.1%	2.8 ppts.	35.8%	34.9%	0.9 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/23	12/31/22		12/31/23	12/31/22

Company sales	$3	$7	(63)	$14	$21	(33)
Franchise and property revenues	168	169	—	622	607	3
Franchise contributions for advertising and other services	110	112	(2)	383	376	2
Total revenues	281	288	(2)	1,019	1,004	1

Company restaurant expenses	3	6	60	14	21	35
General and administrative expenses	66	66	—	221	211	(5)
Franchise and property expenses	1	4	52	15	13	(16)
Franchise advertising and other services expenses	116	116	—	389	382	(2)
Other (income) expense	(4)	(4)	NM	(11)	(10)	NM
Total costs and expenses, net	182	188	3	628	617	(2)
Operating Profit	$99	$100	(1)	$391	$387	1

Company restaurant margin %[1]	(5.4)%	3.5%	(8.9) ppts.	0.1%	(2.2)%	2.3 ppts.

Operating margin	35.0%	34.5%	0.5 ppts.	38.3%	38.5%	(0.2) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	12/31/23	12/31/22
ASSETS
Current Assets
Cash and cash equivalents	$512	$367
Accounts and notes receivable, less allowance: $39 in 2023 and $37 in 2022	737	648
Prepaid expenses and other current assets	360	594
Total Current Assets	1,609	1,609

Property, plant and equipment, net of accumulated depreciation of $1,332 in 2023	1,197	1,171
and $1,283 in 2022
Goodwill	642	638
Intangible assets, net	377	354
Other assets	1,361	1,324
Deferred income taxes	1,045	750
Total Assets	$6,231	$5,846

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,169	$1,251
Income taxes payable	55	16
Short-term borrowings	53	398
Total Current Liabilities	1,277	1,665

Long-term debt	11,142	11,453
Other liabilities and deferred credits	1,670	1,604
Total Liabilities	14,089	14,722

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 281 and 280 shares issued in 2023 and 2022, respectively	60	—
Accumulated deficit	(7,616)	(8,507)
Accumulated other comprehensive loss	(302)	(369)
Total Shareholders' Deficit	(7,858)	(8,876)
Total Liabilities and Shareholders' Deficit	$6,231	$5,846

 See accompanying notes.

YUM! Brands, Inc.
Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year ended
	12/31/23	12/31/22
Cash Flows - Operating Activities
Net income	$1,597	$1,325
Depreciation and amortization	153	146
Impairment and closure expense	13	10
Refranchising (gain) loss	(29)	(27)
Investment (income) expense, net	(7)	(11)
Deferred income taxes	(290)	(55)
Share-based compensation expense	95	84
Changes in accounts and notes receivable	(89)	(84)
Changes in prepaid expenses and other current assets	(15)	1
Changes in accounts payable and other current liabilities	(30)	(39)
Changes in income taxes payable	43	17
Other, net	162	60
Net Cash Provided by Operating Activities	1,603	1,427

Cash Flows - Investing Activities
Capital spending	(285)	(279)
Proceeds from sale of KFC Russia	121	—
Proceeds from refranchising of restaurants	60	73
Other, net	(3)	4
Net Cash Used in Investing Activities	(107)	(202)

Cash Flows - Financing Activities
Proceeds from long-term debt	—	999
Repayments of long-term debt	(397)	(699)
Revolving credit facilities, three months or less, net	(279)	279
Repurchase shares of Common Stock	(50)	(1,200)
Dividends paid on Common Stock	(678)	(649)
Debt issuance costs	—	(11)
Other, net	(25)	(42)
Net Cash Used in Financing Activities	(1,429)	(1,323)
Effect of Exchange Rate on Cash and Cash Equivalents	10	(26)
Net Increase (Decrease) in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	77	(124)

Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Year	647	771
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Year	$724	$647

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);
•Effective Tax Rate excluding Special Items;
•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation ("F/X") and we use Core Operating Profit for the purposes of evaluating performance internally.
•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (e) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year ended
	12/31/23	12/31/22	12/31/23	12/31/22
Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$609	$578	$2,318	$2,187
Detail of Special Items:
(Gain) loss associated with market-wide refranchisings(a)	12	2	5	—
Operating (profit) loss impact from decision to exit Russia(b)	1	(7)	11	(44)
Charges associated with Resource Optimization(c)	8	8	21	11
Other Special Items (Income) Expense	(1)	—	2	—
Special Items (Income) Expense - Operating Profit	20	3	39	(33)
Negative Foreign Currency Impact on Divisional Operating Profit	—	N/A	49	N/A
Core Operating Profit	$629	$581	$2,406	$2,154

Special Items as shown above were recorded to the financial statement line items identified below:

Consolidated Summary of Results Line Item
General and administrative expenses	$9	$14	$28	$19
Franchise and property expenses	—	1	1	6
Refranchising (gain) loss	12	2	5	—
Other (income) expense	(1)	(14)	5	(58)
Special Items (Income) Expense - Operating Profit	$20	$3	$39	$(33)

	Quarter ended		Year ended
	12/31/23	12/31/22	12/31/23	12/31/22
KFC Division
GAAP Operating Profit	$329	$310	$1,304	$1,198
Negative (Positive) Foreign Currency Impact	1	N/A	41	N/A
Core Operating Profit	$330	$310	$1,345	$1,198

Taco Bell Division
GAAP Operating Profit	$286	$246	$944	$850
Negative (Positive) Foreign Currency Impact	—	N/A	—	N/A
Core Operating Profit	$286	$246	$944	$850

Pizza Hut Division
GAAP Operating Profit	$99	$100	$391	$387
Negative (Positive) Foreign Currency Impact	(1)	N/A	8	N/A
Core Operating Profit	$98	$100	$399	$387

Habit Burger Grill Division
GAAP Operating Loss	$(10)	$(10)	$(14)	$(24)
Negative (Positive) Foreign Currency Impact	—	N/A	—	N/A
Core Operating Loss	$(10)	$(10)	$(14)	$(24)

Reconciliation of GAAP Net Income to Net Income excluding Special Items
GAAP Net Income	$463	$371	$1,597	$1,325
Special Items (Income) Expense - Operating Profit	20	3	39	(33)
Special Items (Income) Expense - Interest Expense, net(d)	—	—	—	28
Special Items Tax (Benefit) Expense(e)	(125)	4	(161)	(8)
Net Income excluding Special Items	$358	$378	$1,475	$1,312

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.62	$1.29	$5.59	$4.57
Special Items Diluted EPS	0.36	(0.03)	0.42	0.04
Diluted EPS excluding Special Items	$1.26	$1.32	$5.17	$4.53

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	—%	13.3%	12.1%	20.3%
Impact on Tax Rate as a result of Special Items	(26.0)%	0.9%	(8.5)%	(0.6)%
Effective Tax Rate excluding Special Items	26.0%	12.4%	20.6%	20.9%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 12/31/2023
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$329	$286	$99	$(10)	$(95)	$609
Less:
Franchise and property revenues	444	281	168	3	—	896
Franchise contributions for advertising and other services	175	207	110	1	—	493
Add:
General and administrative expenses	118	63	66	18	88	353
Franchise and property expenses	15	11	1	1	—	28
Franchise advertising and other services expense	178	205	116	1	—	500
Refranchising (gain) loss	—	—	—	—	11	11
Other (income) expense	(1)	(2)	(4)	11	(4)	—
Company restaurant profit	$20	$75	$—	$17	$—	$112
Company sales	$142	$331	$3	$171	$—	$647
Company restaurant margin %	14.0%	23.1%	(5.4)%	9.4%	N/A	17.4%

	Quarter ended 12/31/2022
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$310	$246	$100	$(10)	$(68)	$578
Less:
Franchise and property revenues	450	263	169	3	—	885
Franchise contributions for advertising and other services	205	192	112	1	—	510
Add:
General and administrative expenses	121	75	66	16	94	372
Franchise and property expenses	16	11	4	1	2	34
Franchise advertising and other services expense	204	193	116	1	—	514
Refranchising (gain) loss	—	—	—	—	(12)	(12)
Other (income) expense	23	—	(4)	4	(16)	7
Company restaurant profit	$19	$70	$1	$8	$—	$98
Company sales	$138	$311	$7	$168	$—	$624
Company restaurant margin %	13.4%	22.9%	3.5%	4.5%	N/A	15.6%

	Year ended 12/31/2023
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$1,304	$944	$391	$(14)	$(307)	$2,318
Less:
Franchise and property revenues	1,698	918	622	9	—	3,247
Franchise contributions for advertising and other services	648	654	383	2	—	1,687
Add:
General and administrative expenses	383	204	221	59	326	1,193
Franchise and property expenses	72	32	15	3	1	123
Franchise advertising and other services expense	648	644	389	2	—	1,683
Refranchising (gain) loss	—	—	—	—	(29)	(29)
Other (income) expense	6	—	(11)	10	9	14
Company restaurant profit	$67	$252	$—	$49	$—	$368
Company sales	$484	$1,069	$14	$575	$—	$2,142
Company restaurant margin %	13.7%	23.7%	0.1%	8.5%	N/A	17.2%

	Year ended 12/31/2022
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$1,198	$850	$387	$(24)	$(224)	$2,187
Less:
Franchise and property revenues	1,645	837	607	7	—	3,096
Franchise contributions for advertising and other services	698	598	376	2	—	1,674
Add:
General and administrative expenses	390	191	211	51	297	1,140
Franchise and property expenses	69	33	13	2	6	123
Franchise advertising and other services expense	684	599	382	2	—	1,667
Refranchising (gain) loss	—	—	—	—	(27)	(27)
Other (income) expense	67	(2)	(10)	4	(52)	7
Company restaurant profit	$65	$236	$—	$26	$—	$327
Company sales	$491	$1,002	$21	$558	$—	$2,072
Company restaurant margin %	13.2%	23.6%	(2.2)%	4.7%	N/A	15.8%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 12/31/23	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$761	$819	$281	$175	$—	$2,036

Company restaurant expenses	122	256	3	154	—	535
General and administrative expenses	118	63	66	18	88	353
Franchise and property expenses	15	11	1	1	—	28
Franchise advertising and other services expense	178	205	116	1	—	500
Refranchising (gain) loss	—	—	—	—	11	11
Other (income) expense	(1)	(2)	(4)	11	(4)	—
Total costs and expenses, net	432	533	182	185	95	1,427
Operating Profit (Loss)	$329	$286	$99	$(10)	$(95)	$609

Quarter Ended 12/31/22	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$793	$766	$288	$172	$—	$2,019

Company restaurant expenses	119	241	6	160	—	526
General and administrative expenses	121	75	66	16	94	372
Franchise and property expenses	16	11	4	1	2	34
Franchise advertising and other services expense	204	193	116	1	—	514
Refranchising (gain) loss	—	—	—	—	(12)	(12)
Other (income) expense	23	—	(4)	4	(16)	7
Total costs and expenses, net	483	520	188	182	68	1,441
Operating Profit (Loss)	$310	$246	$100	$(10)	$(68)	$578

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year Ended 12/31/23	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$2,830	$2,641	$1,019	$586	$—	$7,076

Company restaurant expenses	417	817	14	526	—	1,774
General and administrative expenses	383	204	221	59	326	1,193
Franchise and property expenses	72	32	15	3	1	123
Franchise advertising and other services expense	648	644	389	2	—	1,683
Refranchising (gain) loss	—	—	—	—	(29)	(29)
Other (income) expense	6	—	(11)	10	9	14
Total costs and expenses, net	1,526	1,697	628	600	307	4,758
Operating Profit (Loss)	$1,304	$944	$391	$(14)	$(307)	$2,318

Year Ended 12/31/22	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$2,834	$2,437	$1,004	$567	$—	$6,842

Company restaurant expenses	426	766	21	532	—	1,745
General and administrative expenses	390	191	211	51	297	1,140
Franchise and property expenses	69	33	13	2	6	123
Franchise advertising and other services expense	684	599	382	2	—	1,667
Refranchising (gain) loss	—	—	—	—	(27)	(27)
Other (income) expense	67	(2)	(10)	4	(52)	7
Total costs and expenses, net	1,636	1,587	617	591	224	4,655
Operating Profit (Loss)	$1,198	$850	$387	$(24)	$(224)	$2,187

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Consolidated Summary of Results, Consolidated Balance Sheets
and Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarter and year ended December 31, 2023 are preliminary.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with market-wide refranchisings.

(b)In the first quarter of 2022, as a result of the Russian invasion of Ukraine, we suspended all investment and restaurant development in Russia. We also suspended all operations of our 70 company-owned KFC restaurants in Russia and began finalizing an agreement to suspend all Pizza Hut operations in Russia, in partnership with our master franchisee. Further, we pledged to redirect any future net profits attributable to Russia subsequent to the date of invasion to humanitarian efforts. During the second quarter of 2022, we completed the transfer of ownership of the Pizza Hut Russia business to a local operator. In the second quarter of 2023, we completed our exit from the Russia market by selling the KFC business in Russia.

Our GAAP operating results presented herein reflect revenues from and expenses to support the Russian operations for KFC and Pizza Hut prior to the dates of sale or transfer, within their historical financial statement line items and operating segments. However, given our decision to exit Russia and our pledge to direct any future net profits attributable to Russia subsequent to the date of invasion to humanitarian efforts, we reclassed such net operating profits or losses from the Division segment results in which they were earned to Unallocated Other income (expense). Additionally, we incurred certain expenses related to the dispositions of the businesses and other one-time costs related to our exit from Russia which we recorded within Corporate and unallocated G&A and Unallocated Franchise and property expenses. Also recorded in Unallocated Other income (expense) were foreign exchange impacts attributable to fluctuations in the value of the Russian ruble and a charge of $3 million recorded during the year ended December 31, 2023, as a result of the completion of the sale of the KFC Russia business. The resulting net Operating Loss of $1 million and $11 million for the quarter and year ended December 31, 2023, respectively, and net Operating Profit of $7 million and $44 million for the quarter and year ended December 31, 2022, respectively, have been reflected as Special Items.

(c)We recorded charges to General and Administrative expenses of $8 million and $21 million in the quarter and year ended December 31, 2023, respectively, and $8 million and $11 million in the quarter and year ended December 31, 2022, respectively, related to a resource optimization program. This program was initiated in the third quarter of 2020 and has allowed us to reallocate significant resources to accelerate our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. We are currently exploring expanding the program to identify further opportunities to optimize the company’s spending and additional, critical areas in which to potentially reallocate resources, both with a goal to enable the acceleration of the Company’s growth rate. Costs incurred to date related to the program primarily include severance associated with positions that have been eliminated or relocated and consultant fees.

(d)During the quarter ended June 30, 2022, the Company redeemed $600 million aggregate principal amount of 7.75% YUM Senior Unsecured Notes due in 2025 (the "2025 Notes"). The redemption amount was equal to 103.875% of the $600 million aggregate principal amount redeemed, reflecting a $23 million "call premium". We recognized the call premium and the write-off of $5 million of unamortized debt issuance costs associated with the 2025 Notes within Interest expense, net as a Special Item due to their size and the fact that the amounts are not indicative of our ongoing interest expense.

(e)The below table includes the detail of Special Items Tax (Benefit) Expense:

	Quarter ended		Year ended
	2023	2022	2023	2022
Tax (Benefit) Expense on Special Items Operating Profit and Interest Expense	$(6)	$1	$(8)	$2
Tax (Benefit) Expense - Other Income tax impacts from decision to exit Russia	5	3	(7)	72
Tax (Benefit) - Intra-entity transfers and valuations of intellectual property	(165)	(82)	(183)	(82)
Tax Expense - U.S. foreign tax credit regulations issued in January 2022	—	82	—	—
Tax Expense - Other Income tax impacts recorded as Special	41	—	37	—
Special Items Tax (Benefit) Expense	$(125)	$4	$(161)	$(8)

Tax (Benefit) Expense on Special Items Operating Profit and Interest Expense was determined by assessing the tax impact of each individual component within Special Items based upon the nature of the item and jurisdictional tax law.

In addition to the corresponding Tax (Benefit) Expense on the Operating (Profit) Loss impact from our decision to exit Russia as included above, Special Items Tax (Benefit) Expense also includes $72 million of incremental net tax expense recorded in the year to date ended December 31, 2022 from the remeasurement and reassessment of the need for a valuation allowance on deferred tax assets in Switzerland due to the expected reduction in the tax basis of intellectual property rights ("IP") associated with the loss of the Russian royalty income. In addition, we reassessed certain deferred tax liabilities associated with the Russia business given the expectation that the existing basis difference would reverse by way of sale.

Special Items Tax (Benefit) Expense includes $183 million and $82 million of tax benefit recorded in the years ended December 31, 2023 and 2022, respectively, associated with intra-entity transfers and valuations of certain IP rights. The benefit recorded in the quarter and year ended December 31, 2023, resulted primarily from $99 million of deferred tax benefit arising from the remeasurement of deferred tax assets associated with previously transferred IP rights in Switzerland as a result of an increase in our jurisdictional tax rate, as well as a $29 million deferred tax benefit associated with credits granted by local Swiss tax authorities. The benefit recorded in the quarter and year ended December 31, 2023, also includes $30 million of deferred tax benefit associated with the intra-entity transfer of certain Asian IP rights for our brands from subsidiaries in the U.S. and Malta to subsidiaries in Singapore during the quarter. The benefit recorded in the year ended December 31, 2022, resulted from the remeasurement of deferred tax assets associated with IP rights held in Switzerland in connection with an annual valuation under Swiss law, as well as the reassessment of the need for a valuation allowance on those deferred tax assets based on forecasted future taxable income. The annual valuation supported an increase to tax basis of Swiss IP rights associated with parts of our business that continue to use these IP rights due to expected royalty growth assumptions in those parts of the business that largely offset the loss of Russia royalty income associated with such IP rights as a result of our decision to exit the Russia market.

Special Items Tax (Benefit) Expense includes tax expense of $82 million in the quarter ended December 31, 2022, from re-establishment of a valuation allowance on foreign tax credit carryforwards as a result of guidance from the U.S. Treasury that clarified initial guidance that had been issued earlier in 2022, which resulted in foreign taxes originally determined to be non-creditable to now be treated as creditable taxes. The valuation allowance was originally released during the quarter ended March 31, 2022 based on that initial guidance.

Other Income Tax impacts recorded as Special in the quarter and year ended December 31, 2023, include $41 million of expense associated with a correction in the timing of capital loss utilization related to refranchising gains previously recorded as Special Items to tax years with a lower statutory tax rate.